UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 Amendment No. 1
                                 CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of
              Report (Date of earliest event reported): May 8, 2006

                            TREE TOP INDUSTRIES, INC.
                          (FORMERLY GOHEALTH MD, INC.)
             (Exact name of registrant as specified in its charter)

Nevada                              001-10382                83-0250943
------                              ---------                ----------
(State or other jurisdiction       (Commission             (IRS Employer
 of incorporation)                 File Number)         Identification No.)

                           666 Fifth Avenue, Suite 300
                               New York, New York
                    (Address of principal executive offices)

                                 (775) 261-3728
              (Registrant's telephone number, including area code)

                                 ---------


       (Former name or former address, if changed since last report)


Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 8, 2006 the Company filed Amendment No. 1 to its Form 10QSB for the period ended March 31, 2006.

The amendments were necessary to add Item 2. Management's Discussion and Analysis or Plan of Operations and Item 3. Controls and Procedures. After review of the 10Q-SB and without formal comment from the SEC, the authorized officer of the Company without an audit committee discussed with the registrant's independent accountant the matters disclosed in the filings and who agrees with the registrant in response to this Item 4.02. On June 5, 2006, the authorized officer of the Company without an audit committee reached the conclusion that the prior quarterly report did, in fact, need to be supplemented and accordingly that amendments thereto needed to be filed with the Securities and Exchange Commission.

As the result of the amendments, the prior Form 10QSB for the period above should no longer be relied upon.


                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        TREE TOP INDUSTRIES, INC.
                                        (Registrant)


                                        By: /s/ David Reichman
                                        -------------------------------
                                        David Reichman, CEO, Chairman,
                                        Principal Financial Officer,
                                        And Director

Date:  June 5, 2006